Exhibit 99.1

CONTACT:
Kara Stancell (media) (480) 291-5454 Sean Andrews (investors) (480) 291-5854	7720 N. Dobson Road Scottsdale, AZ 85256 (602) 808-8800 www.Medicis.com

MEDICIS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

SCOTTSDALE, Ariz.—August 8, 2012—

Second Quarter 2012 Highlights

•	Revenues of approximately $197 million (vs Guidance of $185-$195 million)

•	Non-GAAP Cash EPS of $0.52 (vs Guidance of $0.37-$0.47); GAAP EPS of $0.24

Medicis (NYSE:MRX) today announced revenues of approximately $196.6 million for the three months ended June 30, 2012, compared to revenues of approximately $190.8 million for the three months ended June 30, 2011, which represents an increase of approximately $5.8 million, or approximately 3.0%.

Non-generally accepted accounting principles (non-GAAP, defined below) diluted cash earnings per share (EPS, defined below) for the three months ended June 30, 2012, was $0.52, compared to non-GAAP diluted cash EPS of $0.68 for the three months ended June 30, 2011, which represents a decrease of $0.16 per diluted share, or approximately 24.0% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). GAAP diluted EPS for the three months ended June 30, 2012, was $0.24, compared to GAAP diluted EPS of $0.43 for the three months ended June 30, 2011, which represents a decrease of $0.19 per diluted share, or approximately 44.2%.

The Company’s achievement of approximately $196.6 million in revenues and non-GAAP diluted cash EPS of $0.52 compares favorably to the Company’s published guidance of $185-$195 million in revenues and $0.37-$0.47 in non-GAAP diluted cash EPS for the three months ended June 30, 2012.

“We are pleased to announce a solid second quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “The performance of our aesthetics brands continues to be strong. Additionally, we believe the recent issuance of two patents for ZYCLARA®, and the Issue Notification for a third patent, will fortify the ZYCLARA brand and solidify our presence in the actinic keratosis market. As we look to the third quarter, we remain focused on growing the ZYCLARA brand and profitable SOLODYN® and ZIANA® prescriptions.”

Acne Products

Medicis recorded revenues of approximately $93.1 million from sales of its acne products for the three months ended June 30, 2012, compared to revenues of approximately $123.1 million for the three months ended June 30, 2011, which represents a decrease of approximately $30.0 million, or approximately 24.4%. This decrease is due primarily to the Company’s previously announced alternate fulfillment initiatives, which are designed to increase the average selling price (ASP) of SOLODYN and ZIANA. As a result of these initiatives, wholesale customers adjusted inventory levels to better correspond to reduced demand through their channels. Additionally, we incurred a financial impact associated with brands which were discontinued in early 2011.

The Medicis Acne Products category includes primarily SOLODYN and ZIANA.

Non-Acne Products

Medicis recorded revenues of approximately $81.1 million associated with its non-acne products for the three months ended June 30, 2012, compared to revenues of approximately $57.7 million for the three months ended June 30, 2011, which represents an increase of approximately $23.4 million, or approximately 40.5%. This increase is due primarily to increased sales of DYSPORT®, the RESTYLANE® franchise, ZYCLARA in the United States and ALDARA® in Canada.

The Company acquired ZYCLARA and ALDARA in the fourth quarter of 2011.

The Medicis Non-Acne Products category includes primarily DYSPORT, PERLANE®, RESTYLANE and ZYCLARA.

Other Non-Dermatological Products

Medicis recorded revenues of approximately $22.3 million associated with its other non-dermatological products for the three months ended June 30, 2012, compared to revenues of approximately $10.0 million for the three months ended June 30, 2011, which represents an increase of approximately $12.3 million, or approximately 123.6%. This increase is due primarily to increased sales of the MAXAIR® AUTOHALER® in the U.S. and QVAR® in Canada.

The Company acquired the MAXAIR AUTOHALER and QVAR (in Canada only) in the fourth quarter of 2011.

The Medicis Other Non-Dermatological Products category includes primarily AMMONUL®, BUPHENYL®, the MAXAIR AUTOHALER and contract revenue.

Other Income Statement Items

Gross profit margin for the three months ended June 30, 2012, was approximately 88.9%.

Selling, general and administrative (SG&A) expense for the three months ended June 30, 2012, was approximately $101.9 million, or approximately 51.9% of revenues, compared to approximately $90.4 million, or approximately 47.4% of revenues, for the three months ended June 30, 2011. SG&A expense for the three months ended June 30, 2012, includes $1.2 million of professional fees related to the Company’s previously disclosed Federal Trade Commission (FTC) investigation and a $1.9 million benefit from fluctuations in the Company’s stock price and the resulting effect on the Company’s Stock Appreciation Rights (SARs). SG&A expense for the three months ended June 30, 2011, included a $4.1 million charge related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs.

Research and development (R&D) expense for the three months ended June 30, 2012, was approximately $23.3 million, compared to approximately $15.2 million for the three months ended June 30, 2011. R&D expense for the three months ended June 30, 2012, includes R&D charges totaling $8.0 million associated with payments to Medicis partners and a $0.2 million benefit from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs. R&D expense for the three months ended June 30, 2011, included purchased R&D charges totaling $7.5 million associated with payments to Medicis partners and a $0.4 million charge related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs.

Cash Flow

The Company’s cash flow from operations for the six months ended June 30, 2012, was approximately $107.1 million, which includes the impact of payments to Medicis partners totaling $42.0 million.

2012 Guidance

Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2012 is as follows:

Calendar 2012

(in millions, except per share amounts)

	First Quarter (3/31/12) Actual	Second Quarter (6/30/12) Actual	Third Quarter (9/30/12) Estimated	Fourth Quarter (12/31/12) Estimated	Calendar Year-End 2012 Estimated
Revenue	$202	$197	$185-$200	$216-$235	$800-$834
Non-GAAP diluted cash EPS objectives	$0.60	$0.52	$0.41-$0.58	$0.72-$0.95	$2.25-$2.65

Additional 2012 Guidance Considerations

Revenue and non-GAAP diluted cash EPS objectives include certain assumptions associated with:

•	a further reduction of in-channel inventory levels for SOLODYN and ZIANA corresponding to lower reportable prescriptions and demand due to the Company’s alternate fulfillment initiatives;

•

the Company’s estimates of SOLODYN and ZIANA sales which are anticipated in the last month of the third quarter. The Company expects that wholesale customers will work down their inventory levels until the time of their purchases.

•

the Company’s alternate fulfillment initiatives. The Company is forecasting growth in profitable SOLODYN and ZIANA prescriptions, offset by additional reductions in wholesaler inventory levels, to achieve the guidance objectives above.

•	successful launch, market acceptance and integration of newly acquired products, including ZYCLARA. The Company is forecasting growth in ZYCLARA prescriptions to achieve the guidance objectives above.

•	continued acceptance of the Company’s alternate fulfillment initiatives and newer strengths of SOLODYN by physicians;

•	levels of managed care rebates for SOLODYN and the Company’s other therapeutic brands;

•	competition to the Company’s primary brands;

•	gross profit margins of approximately 89-91% of revenues for the full year;

•	SG&A expenses of approximately 47-50% of revenues for the full year;

•	R&D expenses of approximately 6-8% of revenues for the full year;

•	depreciation of approximately $9-$11 million for the full year;

•	effective tax rate of approximately 40-41% for the full year; and

•	fully diluted weighted average shares outstanding of approximately 64-65 million shares for the full year.

The above guidance does not take into account the following:

•	amortization of approximately $63-$65 million for the full year, primarily related to acquired intangibles;

•	material changes to our assumptions regarding sales of SOLODYN and ZIANA to wholesalers and the demand for SOLODYN and ZIANA associated with our alternate fulfillment initiatives;

•

additional material changes in anticipated levels of total coverage and access, managed care rebates and the associated impact on sales, reserves, profitability and the ASP for SOLODYN and the Company’s other therapeutic brands. The Company is actively engaged in a strategy which management believes will significantly reduce the Company’s exposure to managed care restrictions for SOLODYN and the Company’s other therapeutic products. This strategy includes, among other things, negotiating new, multi-year contracts with targeted managed care organizations and pharmacy benefit managers to profitably achieve total coverage and access for SOLODYN of at least 75% of the insurable lives in the U.S. If we are successful in our continuing negotiations, we would anticipate having to accrue additional sales reserves in the relevant quarter.

•	special charges associated with R&D milestones or contract payments;

•	the financial impact of fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs;

•	the financial impact of legal settlements;

•	charges related to the Company’s previously disclosed FTC investigation;

•	additional recognized losses on the Company’s investments, including auction rate securities;

•	recognized losses resulting from impairments on the Company’s intangible assets;

•	the impact of accounting for new collaborative arrangements with Medicis partners;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for the Company’s investment in Revance or Hyperion;

•

material changes to our assumptions regarding sales of SOLODYN to wholesalers and the demand for SOLODYN associated with our alternate fulfillment initiatives and the November 2011 launch of generic forms of the Legacy Strengths[1] of SOLODYN;

•	material changes to our assumptions regarding returns, including associated returns reserves, of SOLODYN and the Company’s other therapeutic brands;

•	planned discontinuation of mature brands;

•	the impact of a generic launch to any of the Company’s primary brands;

•	the timing of additional SOLODYN patent allowances, if any;

•	the timing of additional ZYCLARA patent allowances, if any;

•

uncertainty relating to the reduction of the ASP, including reserves, for covered products as a result of the rise in costs associated with consumer rebate programs, including MediSAVE and other point-of-sale offers;

•	changes in reimbursement policies of health plans and other health insurers;

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and

•	significant changes in assumptions and estimates used for calculating various sales reserves.

At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.

Diluted Earnings Per Share

Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.

Non-GAAP Diluted Cash Earnings Per Share

Historically, the Company’s non-GAAP diluted EPS amounts have been calculated excluding certain items, such as those described in “Additional 2012 Guidance Considerations” above. In 2011, the Company began excluding fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs. In December 2011, the Company began excluding amortization and providing non-GAAP diluted cash EPS.

Use of Non-GAAP Financial Information

The Company provides non-GAAP financial information in this press release. Management measures the Company’s performance using non-GAAP financial measures, such as those that are disclosed in this press release, to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation, where applicable. In our view, non-GAAP financial measures, such as non-GAAP diluted cash EPS, which are based on non-GAAP net income as defined below, are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has provided similar non-GAAP information to its investors and believes that the use of such numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as those described in “Additional 2012 Guidance Considerations” above. In 2011, the Company began excluding fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs. In December 2011, the Company began excluding amortization. These items may have a material effect on the Company’s net income and diluted earnings per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results, as the items are distinguishable events or large non-cash expenses related to intangibles. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

For more information about Medicis or the Company’s products, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including, but not limited to:

•	the Company’s future prospects;

•	revenues, gross profit margin, expense, tax rate and earnings guidance;

•	expectations for additional reductions in wholesaler inventory levels associated with the Company’s alternate fulfillment initiatives;

•	expectations related to quantities and timing of SOLODYN and ZIANA sales;

•	forecast growth in prescriptions for ZYCLARA and profitable prescriptions for SOLODYN and ZIANA;

•	the contribution to revenues from sales of newly acquired products, including ZYCLARA and the MAXAIR AUTOHALER in the U.S. and the Company’s newly acquired products in Canada;

•	the Company’s ability to successfully negotiate contracts with managed care organizations and pharmacy benefit managers;

•	the reduction of the coverage risk associated with the Company’s therapeutic brands and the provision of SOLODYN total coverage and access to the insurable lives in the U.S.;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;

•	the future expansion or contraction of the aesthetics market; and

•	expectations relating to the Company’s product development pipeline.

These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2012, most recent Annual Report on Form 10-K for the twelve months ended December 31, 2011, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the U.S. Food and Drug Administration (FDA) approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands.

Additionally, Medicis may acquire businesses or acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.

There are a number of additional important factors that could cause actual results to differ materially from those projected, including, but not limited to:

•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products, including the potential entry of generic competitors;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•

changes in anticipated levels of total coverage and access, managed care rebates and the associated impact on sales, reserves, profitability and the ASP for SOLODYN and the Company’s other therapeutic brands. The Company engages in negotiations from time to time, as management believes necessary, to enhance the longer-term sustainability of these brands. Such negotiations may result in increased managed care rebates, which may have a negative impact on sales, reserves, profitability and the ASP for affected products.

•	the timing and success of new product development by the Company or third parties;

•	the inability to fully realize the anticipated benefits of the Company’s transactions, such as the Graceway transaction;

•

the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•

the risks of pending and future litigation or government investigations (including the civil investigative demand received by the Company from the FTC in the second quarter of 2012 relating to various settlement and other agreements entered into between the Company and makers of generic SOLODYN products and other efforts principally regarding SOLODYN) and enforcement actions; and

•	other risks described from time to time in the Company’s filings with the SEC.

Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The Legacy Strengths of SOLODYN include the 45 mg, 90 mg and 135 mg forms.

Medicis Pharmaceutical Corporation

Summary Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Product revenues	$195,092	$189,819	$395,138	$353,715
Contract revenues	1,462	1,008	3,159	2,025

Total revenues	196,554	190,827	398,297	355,740
Cost of revenues	21,770	18,237	42,703	32,568

Gross profit	174,784	172,590	355,594	323,172
Operating expenses:
Selling, general and administrative	101,933	90,393	205,371	175,023
Research and development	23,312	15,195	75,143	29,468
Depreciation and amortization	18,077	7,110	36,157	14,434

Total operating expenses	143,322	112,698	316,671	218,925
Operating income	31,462	59,892	38,923	104,247
Interest expense (income), net	3,464	(97)	3,909	(313)
Other expense (income), net	2,900	—	(100)	—
Income from continuing operations before income tax expense	25,098	59,989	35,114	104,560
Income tax expense	10,172	25,477	14,839	43,363
Net income from continuing operations	14,926	34,512	20,275	61,197
Loss from discontinued operations, net of income tax benefit	—	5,729	—	13,054

Net income	$14,926	$28,783	$20,275	$48,143

Basic net income per common share	$0.25	$0.46	$0.34	$0.78
Diluted net income per common share	$0.24	$0.43	$0.33	$0.72
Shares used in basic net income per common share	57,560	60,308	57,549	59,719
Shares used in diluted net income per common share	63,980	67,140	63,983	66,347
Cash flow provided by (used in) continuing operations	$72,280	$(13,193)	$107,143	$87,319

Medicis Pharmaceutical Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data)

	Three months ended			Three months ended
	June 30, 2012			June 30, 2011
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$14,926			$28,783
Less: income allocated to participating securities	(453)			(916)

GAAP net income attributable to common shareholders	14,473		$0.25	27,867		$0.46
Less: net undistributed earnings allocated to unvested shareholders	(3)			(13)
Interest expense and associated bond offering costs (tax-effected)	711	{a}		711	{a}

GAAP “if-converted” net income and diluted EPS	15,181		$0.24	28,565		$0.43
Non-GAAP adjustments:
Amortization expense	15,740		$0.25	5,331		$0.08
Non-cash interest expense related to our 1.375% convertible notes	2,046		$0.03	—		$—
Research and development expenses related to our collaborations	8,000		$0.12	7,500		$0.11
Professional fees related to FTC investigation	1,226		$0.02	—		$—
Write-down of equity investment in third-party entity	2,900		$0.04	—		$—
Loss from discontinued operations	—		$—	8,914		$0.13
Impact of stock price fluctuation on SARs	(2,013)		$(0.03)	4,481		$0.06
Income tax effects related to the above transactions	(9,147)		$(0.14)	(8,187)		$(0.12)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(646)		$(0.01)	(617)		$(0.01)

Non-GAAP “if-converted” net income and diluted EPS	$33,287		$0.52	$45,987		$0.68

Shares used in basic net income per common share			57,560			60,308
Shares used in diluted net income per common share			63,980			67,140

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million are added back to GAAP net income for the three months ended June 30, 2012 and June 30, 2011.

Medicis Pharmaceutical Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data)

	Six months ended			Six months ended
	June 30, 2012			June 30, 2011
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$20,275			$48,143
Less: income allocated to participating securities	(569)			(1,469)

GAAP net income attributable to common shareholders	19,706		$0.34	46,674		$0.78
Less: net undistributed earnings allocated to unvested shareholders	(2)			(16)
Interest expense and associated bond offering costs (tax-effected)	1,377	{a}		1,377	{a}

GAAP “if-converted” net income and diluted EPS	21,081		$0.33	48,035		$0.72
Non-GAAP adjustments:
Amortization expense	31,479		$0.49	10,848		$0.17
Non-cash interest expense related to our 1.375% convertible notes	2,046		$0.03	—		$—
Research and development expenses related to our collaborations	47,000		$0.74	14,500		$0.22
Professional fees related to FTC investigation	1,226		$0.02	—		$—
Write-down of equity investment in third-party entity	2,900		$0.05	—		$—
Gain on sale of product rights to Hyperion	(3,000)		$(0.05)	—		$—
Loss from discontinued operations	—		$—	20,342		$0.31
Impact of stock price fluctuation on SARs	2,012		$0.03	6,559		$0.10
Income tax effects related to the above transactions	(31,393)		$(0.49)	(17,153)		$(0.26)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(1,768)		$(0.03)	(1,166)		$(0.02)

Non-GAAP “if-converted” net income and diluted EPS	$71,583		$1.12	$81,965		$1.24

Shares used in basic net income per common share			57,549			59,719
Shares used in diluted net income per common share			63,983			66,347

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $1.4 million are added back to GAAP net income for the six months ended June 30, 2012 and June 30, 2011.

Medicis Pharmaceutical Corporation

Balance Sheets

(in thousands)

	June 30, 2012		December 31, 2011
Assets	(unaudited	)
Cash, cash equivalents & short-term investments	$829,619		$288,320
Accounts receivable, net	104,269		193,009
Inventory, net	40,427		34,519
Deferred tax assets	69,214		12,720
Prepaid income taxes	28,126		1,314
Other current assets	25,544		21,272

Total current assets	1,097,199		551,154
Property & equipment, net	31,443		25,081
Intangible assets, net	673,749		705,119
Deferred tax assets	61,429		114,555
Long-term investments	22,559		40,270
Other assets	37,111		15,780

Total assets	$1,923,490		$1,451,959

Liabilities and stockholders’ equity
Contingent convertible senior notes 1.5%, due 2033	$181		$—
Contingent convertible senior notes 2.5%, due 2032	—		169,145
Other current liabilities	399,668		405,652

Total current liabilities	399,849		574,797
Convertible senior notes 1.375%, due 2017	422,236		—
Contingent convertible senior notes 2.5%, due 2032	168,926		—
Contingent convertible senior notes 1.5%, due 2033	—		181
Other liabilities	51,055		44,998
Stockholders’ equity	881,424		831,983

Total liabilities and stockholders’ equity	$1,923,490		$1,451,959

Working capital	$697,350		$(23,643)

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